EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share, of Intuitive Machines, Inc., and that this agreement may be included as an exhibit to such joint filing.

Dated: January 20, 2026

Advent International, L.P.

By: Advent International GP, LLC, its General Partner

/s/ Neil Crawford
	Name:	Neil Crawford
	Title:	Vice President of Finance

Advent International GP, LLC

/s/ Neil Crawford
	Name:	Neil Crawford
	Title:	Vice President of Finance

Galileo TopCo, Inc.

/s/ Laurie Korneffel
	Name:	Laurie Korneffel
	Title:	Corporate Secretary

Vantor Holdings Inc.

/s/ Laurie Korneffel
	Name:	Laurie Korneffel
	Title:	Corporate Secretary